Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Griffon Corporation of our report dated December 14, 2009, relating to the consolidated financial statements and financial statement schedule of ATT Holding Co. and subsidiaries appearing in the Annual Report on Form 10-K of ATT Holding Co. and subsidiaries for the fiscal year ended October 3, 2009, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Philadelphia, Pennsylvania
June 24, 2011